                                                                    Exhibit 10.1


                                  AMENDMENT NO. 1 TO
                             LOAN AND SECURITY AGREEMENT
                             ---------------------------


     AMENDMENT dated as of September 1, 1998 by and among The Doe Run Resources Corporation, a New York corporation ("Doe Run") and Fabricated Products, Inc., a Delaware corporation ("Fabricated Products" and together with Doe Run, each a "Borrower" and collectively, "Borrowers") and Congress Financial Corporation, a Delaware corporation, as successor by merger to Congress Financial Corporation, a California corporation ("Lender").


                                 W I T N E S S E T H
                                 - - - - - - - - - -


     WHEREAS, Lender and Borrowers have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 12, 1998, by and among Lender and Borrowers (as amended by this Amendment and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the "Financing Agreements");

     WHEREAS, Doe Run has entered into certain arrangements to purchase the Missouri Lead Division of ASARCO Incorporated as set forth in the ASARCO Purchase Agreements (as hereinafter defined);

     WHEREAS, in connection with the acquisition by Doe Run of the Missouri Lead Division of ASARCO Incorporated, Doe Run is issuing the Senior Secured Notes (as hereinafter defined), the proceeds of which, together with the Loans (as that term is defined in the Loan Agreement), are to be used to fund such acquisition, and related transactions; and

     WHEREAS, in connection with such acquisition and the issuance of the Senior Secured Notes, Borrowers have requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS.

     1.1. ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

          (a) "ASARCO PURCHASE AGREEMENTS" shall mean, individually and collectively, the Asset Purchase and Sale Agreement, dated July 20, 1998, by and between Seller and Doe Run, together with bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; PROVIDED, THAT, the term "ASARCO Purchase Agreements" as such term is defined herein shall not include any of the "Financing Agreements" as such term is defined herein.

          (b) "ASARCO PURCHASED ASSETS" shall mean all of the assets and properties acquired by Doe Run from Seller pursuant to the ASARCO Purchase Agreements.

          (c) "DOE RUN AIR" shall mean Doe Run Air S.A.C., a Peruvian corporation, and its successors and assigns.

          (d) "DOE RUN DEVELOPMENT" shall mean Doe Run Development S.A.C., a Peruvian corporation, and its successors and assigns.

          (e) "SECURED NOTE INITIAL PURCHASER" shall mean Jefferies & Company, Inc. and its respective successors and assigns.

          (f) "SELLER" shall mean ASARCO Incorporated, a New Jersey corporation, and its successors and assigns.

          (g) "SENIOR SECURED NOTE AGREEMENTS" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Senior Secured Notes, (b) the Senior Secured Note Indenture,
(c) the Senior Secured Note Security Agreement, (d) the Purchase Agreement, dated August 26, 1998, between the Secured Note Initial Purchaser, the Senior Secured Note Guarantors and Doe Run with respect to the purchase from Doe Run of all of the Senior Secured Notes, and (e) the Senior Secured Note Registration Agreement.

          (h) "SENIOR SECURED NOTE COLLATERAL" shall mean the ASARCO Purchased Assets consisting of Real Property, Equipment and the related assets described on Exhibit A hereto, and all products and proceeds thereof, PROVIDED, THAT, the term "Senior Secured Note Collateral" shall not include any of the Accounts or Inventory.

          (i) "SENIOR SECURED NOTE GUARANTORS" shall mean, collectively, Fabricated Products, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air and Doe Run Development.

          (j) "SENIOR SECURED NOTE INDENTURE" shall mean the Indenture, dated as of September 1, 1998, by and among Doe Run, the Senior Secured Note Guarantors and the Senior Secured Note Trustee with respect to the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (k) "SENIOR SECURED NOTE REGISTRATION AGREEMENT" shall mean the Registration Rights Agreement, dated as of September 1, 1998, by and among Doe Run, the Senior Secured Note Guarantors and the Secured Note Initial Purchaser, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (l) "SENIOR SECURED NOTES" shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced):
(i) the 11 1/4% Senior Secured Notes due 2005, Series A (the "Series A Secured Notes") issued by Doe Run on September 1, 1998 and guaranteed by the Senior Secured Note Guarantors pursuant to the Senior Secured Note Indenture in the original principal amount of $50,000,000 and (ii) the 11 1/4% Senior Secured Notes due 2005, Series B (the "Series B Secured Notes") to be issued by Doe Run after the date hereof, guaranteed by the Senior Secured Note Guarantors which have terms identical to the terms of the Series A Secured Notes and are offered to the holders of the Series A Secured Notes pursuant to a registration statement to be filed by Doe Run and the Senior Secured Note Guarantors with the Securities and Exchange Commission in exchange for the Series A Secured Notes held by such holder.

          (m) "SENIOR SECURED NOTE SECURITY AGREEMENT" shall mean the Security Agreement, dated as of September 1, 1998 made by Doe Run in favor of State Street Bank and Trust Company, as collateral agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (n) "SENIOR SECURED NOTE TRUSTEE" shall mean State Street Bank and Trust Company, and its successors and assigns, and any replacement or other trustee under the Senior Secured Note Indenture.

          (o) "SUGAR CREEK ASSETS" shall mean the assets and properties of Doe Run transferred by Doe Run to Seller pursuant to the ASARCO Purchase Agreements as part of the consideration for the ASARCO Purchased Assets payable under the ASARCO Purchase Agreements and as described on Exhibit B hereto.

     1.2. INTERPRETATION. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have respective meanings assigned thereto in the Loan Agreement.

     2. CONSENTS. Subject to the terms and conditions contained herein, Lender hereby consents to and waives the provisions in the Financing Agreements to the extent such provisions prohibit or restrict the following: (a) the purchase by Doe Run of the ASARCO Purchased Assets pursuant to the ASARCO Purchase Agreements as in effect on the date hereof, PROVIDED, THAT, such purchase shall be consummated and effective by no later than September 5, 1998,(b) the issuance and sale by Doe Run of the Senior Secured Notes pursuant to the Senior Secured Note Agreements as in effect on the date hereof, (c) the Indebtedness of Doe Run evidenced by the Senior Secured Notes, (d) the grant by Doe Run to the Senior Secured Note Trustee of a first priority security interest in and lien upon the Senior Secured Note Collateral pursuant to the Senior Secured Note Security Agreement as in effect on the date hereof to secure the Indebtedness of Doe Run evidenced by the Senior Secured Notes (as in effect on the date hereof),(e) the guarantee by Fabricated Products and the other Senior Secured Note Guarantors of the Indebtedness of Doe Run evidenced by the Senior Secured Notes, (f) the compliance with the provisions of Section 5.7 of the Loan Agreement regarding prior notice of new locations of Collateral acquired by Doe Run pursuant to the ASARCO Purchase Agreement, (g) the amendment of the Senior Note Indenture to include Doe Run Air and Doe Run Development as guarantors of the Senior Secured Notes and (h) the transfer by Doe Run to Seller of the Sugar Creek Assets as part of the consideration payable by Doe Run to Seller for the ASARCO Purchased Assets under the ASARCO Purchase Agreements.

     3. AMENDMENTS.

     3.1. INDEBTEDNESS.

          (a) Section 6.3 of the Loan Agreement is hereby amended by deleting only clause (bb) of Section 6.3(d)(ii)(2) and replacing it with the following:

          "(bb) changes in control of Doe Run and certain of its affiliates and"

          (b) Section 6.3 of the Loan Agreement is hereby amended by adding a new Section 6.3(m) as follows:

          "(m) Indebtedness of Doe Run up to the principal amount of $50,000,000 evidenced by the Senior Secured Notes as reduced by payments of principal in respect thereof, plus interest thereon at the rate provided for in the Senior Secured Notes as in effect on the date of the issuance thereof; PROVIDED, THAT: (i) Doe Run shall only make regularly scheduled payments of principal and interest or other mandatory payments in respect of such Indebtedness in accordance with the terms of the Senior Secured Notes as in effect on the date of the issuance thereof, EXCEPT THAT Doe Run may prepay, in whole or in part, the Senior Secured Notes as in effect on the date of the issuance thereof, so long as (A) Borrowers provides Lender with two (2)
     Business Days' prior written notice of the intention of Doe Run to make any such prepayment, (B) as of the date of such prepayment and after giving effect thereto, no Obligations (other than pursuant to Letter of Credit Accommodations and the costs, expenses and other charges relating thereto) shall be then outstanding, (C) as of the date of such prepayment and after giving effect thereto, there shall be Excess Availability of not less than $10,000,000, and (D) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing, (ii) Doe Run shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the Senior Secured Note Agreements or any agreements, documents or instruments executed and/or delivered in connection therewith as in effect on the original date of the execution and delivery thereof or (B) redeem, retire, defease, purchase or otherwise deposit or invest any sums for such purpose, EXCEPT for (1) prepayments permitted under Section
     6.3(m)(i) above, (2) mandatory repurchases of Senior Secured Notes required in accordance with the terms of the Senior Secured Note
     Indenture (as in effect
     on the date of the execution and delivery thereof) in connection with
     (aa) the sales of certain assets of Doe Run and its Subsidiaries (other than the Collateral) and (bb) changes in control of Doe Run and certain of its affiliates and (3) the exchange of the Senior Secured Notes consisting of the Series A Secured Notes for the Series B Secured Notes, (iii) Doe Run shall furnish to Lender copies of all notices, demands or other materials either received from the Senior Secured Note Trustee or any of the holders of the Senior Secured Notes, or on its or their behalf, promptly after receipt thereof, or sent by Doe Run or any of its Affiliates, or on its or their behalf, to the Senior Secured Note Trustee or any other representative of the holders of the Senior Secured Notes, concurrently with the sending thereof, as the case may be, and (iv) such Indebtedness evidenced by the Senior Secured Notes is and shall at all times only be secured by the Senior Secured Note Collateral;"

     3.2. LIMITATION ON LIENS. Section 6.4 of the Loan Agreement is hereby amended by adding a new Section 6.4(o) as follows:

          "(o) the first priority security interests in, and mortgages and liens upon, and the filing of financing statements covering, the Senior Secured Note Collateral to secure the Indebtedness of Doe Run evidenced by the Senior Secured Notes permitted under Section 6.3(m) hereof, PROVIDED, THAT, Lender shall have received, in form and substance satisfactory to Lender, an agreement from the Senior Secured Note Trustee permitting Lender to enter and use the Equipment and Real Property and other assets and properties of Doe Run subject to such security interests, mortgages and liens permitted hereunder to exercise the rights and remedies of Lender with respect to the Collateral;"

     3.3. LOANS, INVESTMENTS, GUARANTEES. Section 6.5 of the Loan Agreement is hereby amended by adding new Sections 6.5(p) and 6.5(q) as follows:

          "(p) the guarantee by Fabricated Products and the other Secured Note Guarantors of the Indebtedness of Doe Run evidenced by the Senior Secured Notes to the extent such Indebtedness is permitted under
     Section 6.3 hereof; and

          (r) the purchase by Doe Run of the ASARCO Purchased Assets pursuant to the ASARCO Purchase Agreements."

     3.4. SCHEDULES. Schedules 5.3, 5.7, 5.8, 5.10, 5.14, 5.15, 5.21, 5.22 and
5.24 of the Loan Agreement are hereby supplemented by adding thereto the material set forth on the Supplement to Schedules 5.3, 5.7, 5.8, 5.10, 5.14, 5.15, 5.21, 5.22 and 5.24 to this Amendment.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by each Borrower to Lender pursuant to the other Financing Agreements, Borrowers hereby jointly and severally represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

     4.1. ACQUISITION OF ASARCO PURCHASED ASSETS.

          (a) The ASARCO Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as have been disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and after giving effect to the ASARCO Purchase Agreements, Doe Run has acquired good and marketable title to the ASARCO Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except for the security interests in and mortgages and liens upon the Senior Secured Note Collateral to the extent permitted under Section 6.4(o) of the Loan Agreement. All amounts paid by Doe Run pursuant to the ASARCO Purchase Agreements have been paid with the proceeds received by Doe Run from the issuance and sale of the Senior Secured Notes, the existing cash balances of Doe Run, and the proceeds of the Loans.

          (b) All actions and proceedings required by the ASARCO Purchase Agreements, applicable law or regulation have been taken and the transactions contemplated thereunder have been duly and validly consummated. Borrowers have received all necessary consents and approvals of third parties to the transactions contemplated by the ASARCO Purchase Agreements.

          (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the ASARCO Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the ASARCO Purchase Agreements.

          (d) Borrowers have delivered, or caused to be delivered, to Lender true, correct and complete copies of the ASARCO Purchase Agreements.

     4.2. SENIOR SECURED NOTES.

          (a) The Senior Secured Notes have been duly authorized, issued and delivered by Doe Run and all agreements, documents and instruments related thereto, including, but not limited to, the Senior Secured Note Indenture, have been duly authorized, executed and delivered by Doe Run and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may have been disclosed to Lender and consented to by Lender in writing) of all conditions precedent set forth therein. All actions and proceedings contemplated by the Senior Secured Note Agreements, the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly consummated. Neither the execution and delivery of the Senior Secured Notes, any of the other Senior Secured Note Agreements or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions therein contemplated, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Borrowers are a party or may be bound (other than the Banco de Credito Agreements), or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrowers (except as specifically contemplated hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of Borrowers.

          (b) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the Senior Secured Notes and the transactions described therein and no governmental or other action or proceeding has been threatened, to the knowledge of the Borrowers, or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the Senior Secured Notes.

          (c) Borrowers have delivered, or caused to be delivered, to Lender true, correct and complete copies of the Senior Secured Note Agreements and all other agreements, documents and instruments existing as of the date hereof relating thereto.

          (d) For purposes of this Section 4.2, the representations, warranties and covenants contained herein shall not apply to the Series B Secured Notes until such time as the Series B Secured Notes have been issued by Doe Run pursuant to the Senior Secured Note Indenture.

     4.3. NO DEFAULT. No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

     4.4. CORPORATE POWER AND AUTHORITY. This Amendment has been duly executed and delivered by each Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower contained herein constitute legal, valid and binding obligations of each of Borrowers enforceable against each of Borrowers in accordance with their respective terms.

     4.5. USE OF PROCEEDS. All of the payments by Doe Run in connection with the ASARCO Purchase Agreements and all other transaction fees and expenses related thereto (other than the amendment fee hereunder, which fee shall be paid using existing cash balances of Borrowers) shall be paid utilizing first the proceeds of the Senior Secured Notes and existing cash balances of Doe Run, and, therefore, to the extent necessary, proceeds of the Loans.

     4.6. ADDITIONAL ITEMS TO BE DELIVERED. Each Borrower hereby agrees that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, Borrowers shall deliver or cause to be delivered to Lender, the following items, each in form and substance satisfactory to Lender, as soon as possible, but in any event, by the date referred to below with respect to each such item:

          (a) on or before October 31, 1998, Collateral Access Agreements with respect to any of the premises of Doe Run at locations acquired pursuant to the ASARCO Purchase Agreements, in each case, duly executed and delivered by the owner and lessor of such premises;

          (b) on or before October 31, 1998, agreements in writing, from each consignee, processor or other third party in possession of any Inventory or other Collateral acquired pursuant to the ASARCO Purchase Agreements and pursuant to which such consignee, processor or other third party acknowledges the first priority lien of Lender on Inventory of Doe Run in the possession of such consignee, processor or other third person, agrees to waive any and all claims such person may at any time have against such Inventory, and agrees to permit Lender access to, and the right to remain on, the premises of the customer so as to exercise Lender's rights and remedies and otherwise deal with the Collateral, in each case as duly authorized, executed and delivered by each of such persons and Doe Run;

          (c) on or before October, 31, 1998, UCC-1 financing statements between Doe Run, as secured party/consignor and each person who has possession of any Inventory or other assets of Doe Run (other than the Senior Secured Note Collateral), as debtor/consignee, indicating Lender, as assignee, for filing in the appropriate government recording offices, as determined by Lender, in each case as duly authorized, executed and delivered by Doe Run and each of such persons;

          (d) on or before October 31, 1998, UCC, Federal and State tax lien and judgment lien searches against Seller in the jurisdictions in which any of the ASARCO Purchased Assets are located; and

          (e) on or before October 31, 1998, UCC-1 financing statements between Congress, as secured party and Doe Run, as debtor with respect to the Collateral for filing in the appropriate government recording offices, as determined by Lender, in each case as duly authorized, executed and delivered by Doe Run.

     5. CONDITIONS PRECEDENT. The effectiveness of the consents, waivers and other terms and conditions contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

     5.1. evidence that: (a) the Senior Secured Notes, the other Senior Secured Note Agreements and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and (b) Doe Run has received from or on behalf of the holders of the Senior Secured Notes cash or other immediately available funds in the aggregate amount of approximately $50,000,000 (less underwriting discounts and commissions and original issue discount thereof) constituting the proceeds of the Senior Secured Notes;

     5.2. evidence that the ASARCO Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the ASARCO Purchase Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;

     5.3. evidence that first the proceeds of the Senior Secured Notes and existing cash balances of Doe Run and thereafter, to the extent necessary, the proceeds of the Loans have been used by Doe Run to make payments under the ASARCO Purchase Agreements, or in connection with the transactions contemplated thereunder;

     5.4. the intercreditor agreement between the Senior Secured Note Trustee on behalf of the holders of the Senior Secured Notes and Lender, duly authorized, executed and delivered by the Senior Secured Note Trustee and Borrowers;

     5.5. the opinion letters of counsel to Borrowers with respect to the Senior Secured Note Agreements and the ASARCO Purchase Agreements and the opinion letter of counsel to Seller with respect to the ASARCO Purchase Agreements, upon which Lender is permitted to rely, and such other matters as Lender may request; and

     5.6. an original of this Amendment, duly authorized, executed and delivered by Borrowers.

     6. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

     7. EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other waivers, changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

     8. FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Amendment.

     9. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     10. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by Borrowers or to entitle Borrowers to any other consent. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

                                             Very truly yours,

                                             THE DOE RUN RESOURCES CORPORATION

                                             By: /s/ Marvin K. Kaiser
                                                ------------------------------
                                             Title: Vice President - CFO
                                                   ---------------------------

                                             FABRICATED PRODUCTS, INC.

                                             By: /s/ Marvin K. Kaiser
                                                ------------------------------
                                             Title: Vice President - Finance
                                                   ---------------------------

ACCEPTED AND AGREED:

CONGRESS FINANCIAL CORPORATION

By: /s/ Herbert Korn
   ------------------------------
Title: Assistant Vice President
      ---------------------------